SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, DC  20549

                        FORM 8-K
                     CURRENT REPORT

          PURSUANT TO SECTION 13 OR 15(d)
     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported)  September 19, 2002


               L & L FINANCIAL HOLDINGS, INC.
     (Exact name of registrant as specified in its charter)


	NEVADA			000-32505		 91-2103949
(State of Incorporation)   (Commission File Number)    (I.R.S. Employer
						      Identification No.)


 		 26318 127th AVENUE SE, KENT, WA      98031-7970

	   (Address of principal executive office)    (Zip Code)

Registrant's Telephone Number, Including Area Code   (206) 443-1411


                             N/A
 (Former name or former address if changed since last report)






Item 1. Changes in Control of Registrant

N/A

Item 2. Acquisition or Disposition of Assets

N/A

Item 3. Bankruptcy or Receivership

N/A

Item 4. Change in the Registrant's Certifying Accountant

L & L Financial Holdings, Inc. (the "Company" or "L & L") hereby reports that it had retained the firm Moores Rowland ("Rowland") on April 24, 2002, to serve as its independent auditors for the L & L's financial statements for the fiscal year ended April 30, 2002, and has dismissed Braverman & Company, P.C. ("Braverman") as the Company's independent auditors on April 3, 2002.
Due to the fact that the financial statements of L & L, a SEC public reporting company needs to be audited by a SEC Practice CPA firm. The decision to terminate Braverman was approved by the Company's Board of Directors.

In connection with the audits of the Company's financial statements (then called "Royal Coronado Co. Ltd.") for each of the fiscal year ended April 30, 2001, and in the subsequent interim periods, there were no disagreements with Braverman on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Braverman would have caused Braverman to make reference to the matter in their report.

During the Company's most recent fiscal year and up to the date the Company retained Rowland on April 24, 2002, the Company had not consulted with Rowland on items which related to the application of accounting principles to a specified transaction (proposed or completed) by the Company, or the type of audit opinion that might be rendered on the Company's financial statements.

It should be noted that the above information regarding dismissal of Braverman as the Company's independent auditors and retained Rowland as its independent auditors has been disclosed through the company's new releases dated on April 8, 2002 and April 24, 2002, which filed with the SEC.

Item 5. Other Events and Regulation FD Disclosure

N/A

Item 6. Resignations of Registrant's Directors

N/A

Item 7. Financial Statements and Exhibits

Exhibit 99.1
Press release dated April 8, 2002

Exhibit 99.2
Press release dated April 24, 2002

Item 8. Change in Fiscal Year

N/A

Item 9. Regulation FD Disclosure

N/A



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


					L & L FINANCIAL HOLDINGS, INC.


Date:	September 19, 2002		By:  /S/   Dickson Lee
	Dickson Lee, CEO
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